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                                                                     EXHIBIT 23b

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-105704 of PSEG Power LLC (the "Company") on Form S-3 of our report dated February 17, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph for the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" described in
Note 3), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey

February 25, 2004